UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2009

UTi Worldwide Inc.
 (Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA	90802 USA
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 562.552.9400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
September 13, 2009

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Pursuant to the authority granted to the Board of Directors (the “Board”) of UTi Worldwide Inc. (the “Company”) by the Company’s Amended and Restated Articles of Association, on September 13, 2009, the Board increased the authorized number of directors of the Company from seven (7) directors to eight (8) directors and, in connection therewith, appointed Donald W. Slager to fill the vacancy created by such increase effective as of the same date. Mr. Slager was designated as a class “A” director and was appointed to each of the Compensation Committee and the Nominations and Corporate Governance Committee of the Board effective as of September 13, 2009. Mr. Slager was also appointed to the newly established Risk Committee of the Board effective as of September 16, 2009, the effective date of the establishment of the Risk Committee.

Mr. Slager was not selected as a director of the Company pursuant to any arrangement or understanding between Mr. Slager and any other person. The Company has not been a party to, and has no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which Mr. Slager or any member of his immediate family had or will have a direct material interest.

In connection with his service as a director, Mr. Slager will receive the Company’s standard non-employee director cash and equity compensation, including with respect to the current year, a pro rated “Initial Award” under the Company’s 2004 Non-Employee Directors Share Incentive Plan, a pro rata portion of the annual cash retainer for the remaining portion of the year ending at the Company’s 2010 annual meeting of shareholders and meeting fees for attendance at Board and committee meetings. In connection with his appointment to the Board, Mr. Slager and the Company also entered into the Company’s standard form of Indemnification Agreement for directors.

Item 7.01. Regulation FD Disclosure

The press release announcing Mr. Slager’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated September 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: September 14, 2009	By:	/s/ Lance E. D’Amico

Lance E. D’Amico
Senior Vice President — Enterprise Support Services & General Counsel

Exhibit Index

Exhibit	Description
99.1	Press Release, dated September 14, 2009